UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  June 29, 2010

Medefile International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	033-25126 D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Yamato Road Suite 315 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 912-3393

(Former name or former address, if changed since last report)
Copies to: Richard A. Friedman, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 3.02 Unregistered Shares of Equity Securities

On June 29, 2010, Medefile International, Inc. (the “Company”) accepted subscriptions for an aggregate of 1,000,000,000 shares of the common stock for a per share purchase price of $0.001.  Lyle Hauser, the son of the Company’s Chief Executive Officer, as lead investor, invested $250,000 in the private placement. The Company received net proceeds from the private placement of $1,000,000.  The offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The securities sold in the offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In connection with the private placement, Lyle Hauser also agreed to return and forfeit warrants to purchase an aggregate of 90,000,000 shares of common stock that he had acquired in a May 2010 private placement (the “Warrant Cancellation”).  The Warrant Cancellation resulted in an effective reduction in the per share purchase price paid by Lyle Hauser in the May 2010 private placement from $0.002 per share to $0.001 per share.  In consideration for the Warrant Cancellation, Lyle Hauser received an additional 450,000,000 shares of common stock.

  Item 9.01 Financial Statements and Exhibits

 (d)           Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDEFILE INTERNATIONAL, INC.

Date: July 13, 2010	By:	/s/ Milton Hauser
Name: Milton Hauser
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement